EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on
Form S-1 of our report dated January 3, 2007 on the audit of the financial statements of Renaissance Acquisition Corp. as of November 30, 2006 and for the
period from April 17, 2006 (date of inception) through November 30, 2006, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern, included in its Amendment No. 5 to the Registration
Statement on Form S-1 (333-134444) filed with the Securities and Exchange
Commission.

/s/ Eisner LLP
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Eisner LLP
New York, New York
January 26, 2007